EXHIBIT 10.1


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          Amended and Restated Employment Agreement, dated as of November 1, 2001, by and between NATIONAL HOME HEALTH CARE CORP., with offices at 700 White Plains Road, Scarsdale, New York 10583 (hereinafter called "Company"), and FREDERICK H. FIALKOW (hereinafter called "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Company and Employee desire to enter into this Agreement in order that Employee be employed by Company upon the terms and conditions stated herein.

          NOW, THEREFORE, in consideration of the mutual covenants, conditions and premises contained herein, the parties hereby agree as follows:

          1. Employment. Company hereby employs Employee for the period beginning on the date hereof (the "Commencement Date"), and ending five years after the Commencement Date, hereinafter called the "Employment Period"). The Agreement will automatically be renewed for an additional five-year Employment Period unless Company or Employee elects not to renew by providing written notice of such election to the other party within 30 days prior to the end of the initial five-year Employment Period.

          2. Duties. Subject to the authority of the Board of Directors of the Company, Employee shall be employed as the Company's Chairman of the Board. It is understood and agreed that Employee shall perform his services principally in the Company's executive offices in Westchester County, New York, in the State of Florida or any other facilities mutually agreeable to the parties. Employee will perform such other duties and services of a senior executive nature and shall retain such status at the Company as shall be commensurate with his position as the Chairman of the Board.

          3. Full Time. Employee agrees that he will devote his full time and attention during regular business hours to the business and affairs of the Company.

          4. Compensation.
             ------------

             (a) For all services performed by Employee for Company during the Employment Period, Company will pay Employee, in accordance with the normal pay practice of the Company, a salary of $305,000 per annum ("Salary"), increased by a percentage equal to the aggregate percentage increase in the Consumer Price Index since the year in which Employee first was paid such salary amount by the Company. As used in this paragraph 4A, Consumer Price Index shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers prepared by the Bureau of Labor Statistics of the U.S. Department of Labor, or, if that index is not then being published, the most nearly comparable successor index that the parties may agree upon or, if they fail to agree, an index designated by Company's independent certified public accountants. If a successor index is used, Company's independent certified public accountants shall make such adjustments to the index as may be appropriate to carry out the intention of this paragraph and the accountants' determination shall be final and binding on the parties.

             (b) As additional compensation, Employee shall receive four percent of the Company's Pre-Tax Income which, in each fiscal year during the Employment Period, exceeds $3,000,000. No additional compensation shall be paid for any fiscal year in which Pre-Tax Income is less than $3,000,000.

             (c) The additional compensation to be paid pursuant to paragraph 4(B) shall be payable immediately following the availability of the financial statements relating to the applicable fiscal year of Company, but in no event later than 120 days after the end of such fiscal year.

             (d) The Employee shall also be entitled to participate in the health, retirement, profit sharing, insurance or similar benefits which the Company provides to any of its other senior executive employees. The Company will use its best commercially reasonable efforts to cause its benefits package for senior executive officers to be commensurate with benefits packages provided for senior executive officers by other similarly situated public companies in the health care business. In addition, the Employee and his spouse shall also be entitled to long-term care insurance coverage under policies at least as beneficial to the Employee and his spouse as the policies to such effect currently in place as underwritten by Travelers Insurance, the premiums for which shall be paid by the Company.

             (e) For the purposes of this Agreement, "Pre-Tax Income" shall mean for each fiscal year the net income of Company and its consolidated subsidiaries for such fiscal year before any charges for federal, state or other taxes relating to income, determined in accordance with generally accepted accounting principles.

          5. Reimbursement of Expenses. Company recognizes that Employee, in performing Employee's duties under this Agreement, may be required to spend sums of money in connection with those duties for the benefit of Company and accordingly will reimburse Employee $15,000 annually, for such expenses beginning on the first day of the Employment Period payable weekly. In the event Employee incurs expenses in the performance of Employee's duties on behalf of Company in excess of $15,000 in any year of the Employment Period, Employee may present to Company an itemized voucher for such expenses paid or incurred by Employee, and on presentation of that itemized voucher Company will reimburse Employee or pay the expense incurred for all such reasonable expenses, including, but not limited to, travel, meals, lodging, entertainment and cash promotion. Company will provide to Employee every two years the use for business purposes of an automobile, purchased or leased by Company (or, at Employee's option, a cash allowance equal to the amount paid by Employee to purchase or lease such an automobile), selected by Employee and having a cost to Company of up to $40,000 per each two year period (in the case of a purchase) or $1,000 per month (in the case of a lease), each of which amount is subject to a cumulative annual percentage increase equal to the percentage increase in the Consumer Price Index (as such term is used in Paragraph

4A), with all expenses of operation, such as insurance, gas, oil and repair paid for by Company. Company will also provide to Employee the use for business purposes of a telephone in each of his residences and in each of his automobiles.

          6. Vacation. Employee shall be entitled to reasonable vacation during the Employment Period but in no event less than six (6) weeks vacation each year.

          7. Disability. In the event that Employee shall be unable to perform, because of illness or incapacity, physical or mental, all the duties and services to be performed by him hereunder for a consecutive period of twelve
(12) months, the Company may terminate this Agreement after the expiration of such period ("Disability Period"). Employee shall be entitled to receive the compensation provided by paragraph 4(A) up to the end of the Disability Period (less payments from any disability insurance proceeds received by Employee with respect to the Disability Period). Disability under this Paragraph shall be determined by a physician who shall be selected by Employee and reasonably approved by the Company. Such approval shall not be unreasonably withheld or delayed, and a physician shall be deemed to be approved unless he or she is disapproved in writing by the Company within ten (10) days after his or her name is submitted. Company will pay the premiums for a disability insurance policy which will provide Employee with disability payments after termination of the Disability Period equal to one-half of Employee's Salary during the period of disability or until Employee becomes 75 years old, whichever is sooner.

          8. Death; Life Insurance. This Agreement shall terminate upon the death of Employee. Company shall at its expense use all reasonable efforts to purchase and maintain on behalf of Employee during the Employment Period a life insurance policy on the life of Employee, payable to such beneficiaries as Employee may from time to time designate, in an amount equal to three times Employee's annual Salary.

          9. Termination.

             (a) Company may discharge Employee for cause at any time. Cause for discharge will exist when (i) Employee materially breaches this Agreement and such breach is not cured within 30 days following written notice by Company to Employee of such breach, or (ii) Employee is convicted of any act or course of action involving moral turpitude which materially adversely affects the reputation of Company. If, during the Employment Period, Employee is discharged for cause, Company, without any limitation on any remedies it may have at law or equity, is without liability for Salary or any other liability to Employee after the date of such discharge.

             (b) Employee may terminate this Agreement during the term hereof without liability at any time upon at least one year prior written notice to Company.

             (c) In the event that as of the date of the termination of this Agreement following a full five-year Employment Period, this Agreement has not been renewed or Employee and Company have not entered into a mutually agreeable successor employment agreement, then Company shall pay Employee on the date of such termination a lump-sum amount equal to Employee's annual Salary as of such date.

          10. Change in Control. In the event of a Change in Control, as defined below, of the Company, the Company shall pay to Employee a lump-sum amount equal to one-half of Employee's Salary at the time of the occurrence of such Change in Control, which amount shall be paid within ten days after such occurrence. The foregoing payment shall be in addition to and shall not reduce or in any way affect the terms of payment of any amounts to which Employee shall be entitled hereunder. The Company hereby agrees to obtain an agreement from any successor to assume and agree to honor and perform this Agreement. For purposes of this Agreement, a "Change in Control" shall have occurred if:

             (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, Employee or Dr. Bernard Levine or any of their respective immediate family members or affiliates (as such terms is defined in Rule 405 under the Securities Act of 1933) or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

             (b) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

             (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          11. Disclosure of Confidential Information. "Confidential Information" means all information known by Employee, because of employment by Company, about Company's present or prospective products, processes, services or activities. Confidential Information does not include information generally known, other than through breach of a confidentiality agreement with Company, in the industries in which Company engages or may engage. Employee will never, during or after the Employment Period, directly or indirectly use any Confidential Information except in the performance of Employee's duties for Company, or in the performance of Employee's duties and to other persons as directed by Company. Employee will use reasonable efforts to prevent unauthorized use or disclosure of Confidential Information. Upon termination of employment with Company, Employee will deliver to Company all writings relating to or containing Confidential Information, including, without limitation, notes, memoranda, letters, drawings, diagrams, and printouts and also including any tapes, discs or other forms or recorded information. If Employee violates any provision of this paragraph during, or after the Employment Period, Company specifically reserves the right, in appropriate circumstances, to seek full indemnification from Employee should Company suffer any monetary damages or incur any legal liability to any person as a result of the disclosure or use of Confidential Information by Employee in violation of this paragraph.

          12. Restrictive Covenants. Upon termination of the Employment Period, Employee will not for a period of one year following the date of termination of the Employment Period directly or indirectly engage in or participate in the management or ownership of any business or activity in the New York City metropolitan area, including suburban and other counties of New York, New Jersey and Connecticut generally considered a part of such area, the State of Florida or in any other state in which Company is registered to do business as of the date of termination of the Employment Period, which directly or indirectly competes with the business conducted by Company. Employee recognizes and hereby acknowledges that the restrictions imposed upon Employee in this paragraph are reasonable and are necessary for the protection of the business of Company.

          13. Ownership of Inventions, Discoveries and Improvements. Employee shall promptly disclose in writing to the Board of Directors of Company all inventions, discoveries, and improvements conceived, devised, created, or developed by Employee in connection with his employment (collectively, "Invention"), and Employee shall transfer and assign to Company all right, title and interest in and to such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of Company, whether or not patent or copyright applications are filed thereon by Company. On request of Company Employee shall execute from time to time during or after the termination of employment such further instruments including, without limitation, applications for patents and copyrights and assignments thereof as may be deemed necessary or desirable by Company to effectuate the provisions of this paragraph 13.

          14. Construction. If the provisions of paragraph 11 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, then any court of competent jurisdiction or any arbitrator appointed in accordance with paragraph 15 is hereby authorized, requested, and instructed to reform such paragraph to provide for the maximum competitive restraints upon your activities (in time, product, geographic area and customer solicitation) which may then be legal and valid.

          15. Remedies, Damages and Jurisdiction.
              ----------------------------------

             (a) Employee agrees that violation of paragraphs 11, 12 or 13 would cause irreparable injury to Company for which the remedy at law would be inadequate, and that Company shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with this paragraph 14, whichever forum is designated by Company, to preliminary, permanent and other injunctive relief against any breach of the provisions contained in paragraphs 11, 12 or 13, and such punitive and compensatory damages as shall be awarded. Further, in the event of a violation of the provisions of paragraph 12, the period of noncompetition referred to therein shall be extended but not decreased for a period of time equal to the period that the violation occurred.

             (b) Except as otherwise provided in paragraph 14 and 15(a) relating to the reformation of the restrictive covenants and obtaining equitable relief, any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration by one arbitrator in New York, New York, in accordance with the rule of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

             (c) Each of Company and Employee hereby consents to the jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District court for the Southern District of New York for all purposes in connection with said arbitration or for obtaining the relief referred to in paragraphs 10, 11 or 12, and further consents that any process or notice of motion therewith may be served by certified or registered mail or personal services, within or without the State of New York, provided a reasonable time for appearance is allowed.

          16. Severability. If any of the provisions of this Agreement is held to be invalid, illegal, or unenforceable, that determination will not affect the enforceability of any other provisions of this Agreement, and the remaining provisions of this Agreement will be valid and enforceable according to their terms.

          17. Binding Effect.
              --------------

             (a) This Agreement constitutes the entire understanding of the parties, may be modified only in writing, is governed by the laws of New York, and will be binding and inure to the benefit of Employee and Employee's personal representatives and Company and Company's successors and permitted assigns.

             (b) In furtherance and not in limitation of the foregoing, this Agreement supersedes any and all prior employment agreements, including the employment agreement dated as of November 1, 1998 by and between Company and Employee and such prior agreements hereby are terminated and is no longer binding on either party.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above mentioned.


                                    EMPLOYEE:

                                    /s/ Frederick H. Fialkow
                                    --------------------------------------------
                                              Frederick H. Fialkow


                                    COMPANY:

                                    NATIONAL HOME HEALTH CARE CORP.


                                    By: /s/ Robert P. Heller
                                       -----------------------------------------
                                       Name:   Robert P. Heller
                                       Title:  Chief Financial Officer and
                                               Executive Vice President